Exhibit 99.1

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF AMENDMENT AND RESTATEMENT OF

TWO HARBORS INVESTMENT CORP.

Two Harbors Investment Corp., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: Section 6.1 of Article VI of the Articles of Amendment and Restatement dated October 7, 2009 (the “Charter”) is hereby amended to increase the number of shares of stock that the Corporation has authority to issue to 950,000,000, the number of shares of Common Stock, $.01 par value per share, that the Corporation has authority to issue to 900,000,000 and the aggregate par value of all authorized shares of stock having par value to $9,500,000.

SECOND: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 500,000,000 shares of stock, consisting of 450,000,000 shares of Common Stock, $0.01 par value per share, and 50,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value was $5,000,000.

THIRD: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 950,000,000 shares of stock, consisting of 900,000,000 shares of Common Stock, $0.01 par value per share, and 50,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $9,500,000.

FOURTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law (the “MGCL”) is not changed by the foregoing amendment of the Charter.

FIFTH: The foregoing amendment of the Charter was approved by a majority of the entire Board of Directors of the Corporation as required by law and was limited to a change expressly authorized by Section 2-105(a)(13) of the MGCL without any action by the stockholders of the Corporation.

SIXTH: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned President of the Corporation acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 17th day of December 2012.

ATTEST		TWO HARBORS INVESTMENT CORP.

By:	/s/ Rebecca B. Sandberg	By:	/s/ Thomas Siering
	Secretary		President

Signature Page to Articles of Amendment